UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 27, 2005

Veritas DGC Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7427	76-0343152
(Commission File Number)	(I.R.S. Employer Identification No.)

10300 Town Park Houston, Texas	77072
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832) 351-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01               Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective on June 27, 2005, our Board of Directors elected Yoram Shoham, age 61, to fill a newly-created vacancy on the Board of Directors.  Mr. Shoham is currently an oil and gas industry consultant.  From 1983 until 2004, Mr. Shoham was employed by Shell Oil Company and Royal Dutch Shell and their affiliated companies in a variety of progressively more responsible positions, the most recent of which was vice president – external technology relations and consultant to Shell International Exploration & Production, Inc.

The Board of Directors also appointed Mr. Shoham to serve on its newly created Innovation and Technology Committee, along with directors Thierry Pilenko (who is also the Company’s chairman and chief executive officer) and Terence K. Young.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibit

Exhibit No.	Description

99.1	Press release dated June 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITAS DGC INC.

Date:	June 27, 2005	By:	/s/ LARRY WORDEN
		Name:	Larry Worden
		Title:	Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 27, 2005